UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2017

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Capital Bank Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on June 14, 2017. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 28, 2017.

Proposal 1: Election of eight nominees as directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Martha M. Bachman	29,699,479	135,120	1,705,480
Richard M. DeMartini	29,700,292	134,307	1,705,480
Peter N. Foss	26,959,216	2,875,383	1,705,480
William A. Hodges	29,700,569	134,030	1,705,480
Scott B. Kauffman	29,678,269	156,330	1,705,480
Oscar A. Keller III	29,685,147	149,452	1,705,480
Marc D. Oken	29,700,444	134,155	1,705,480
Robert L. Reid	29,639,444	195,155	1,705,480
R. Eugene Taylor	29,665,711	168,888	1,705,480
William G. Ward, Sr.	29,637,840	196,759	1,705,480

All director nominees were duly elected.

Proposal 2: The proposal to ratify the Audit Committee’s selection of Crowe Horwath LLP, to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
31,464,243	73,623	2,213	-

Proposal 2 was approved.

Proposal 3: Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
29,222,475	599,127	12,997	1,705,480

Proposal 3 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date:	June 16, 2017	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger Executive Vice President, General Counsel & Secretary